TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Exhibit 5.1
April 22, 2010
Xenonics Holdings, Inc.
3186 Lionshead Avenue
Carlsbad, California 92010-4701
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Xenonics Holdings, Inc., a Nevada corporation (the “Company”), in connection with the sale and issuance by the Company (the “Offering”) of up to an aggregate of 1,100,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”), together with warrants to purchase up to an additional 1,100,000 shares of Common Stock (the “Warrants”) and 1,100,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Warrants and the Shares, the “Securities”), pursuant to a Registration Statement on Form S-3 (File No. 333-165577) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included therein (the “Prospectus”) and the related prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).
     This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of: (1) the Registration Statement, the Prospectus and the Prospectus Supplement; (2) the Securities Purchase Agreement, dated April 20, 2010, by and among the Company and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”); (3) the form of Warrant to be included as an exhibit to a Current Report of the Company on Form 8-K to be filed with the Commission in connection with the execution and delivery of the Securities Purchase Agreement and the transactions contemplated thereby; (4) the Company’s Restated Articles of Incorporation and Bylaws, each as amended to date; (5) resolutions adopted by the Company’s Board of Directors pertaining to the Registration Statement, the Securities and related matters; and (6) such certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions expressed below.
     The law covered by our opinions is limited to the internal laws of the States of Nevada and New York that, in our experience, typically are applicable to transactions of the nature contemplated by the Offering (excluding, however, the laws of any counties, cities, towns, municipalities, and special political subdivisions and any agencies thereof). We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. We are not admitted to practice law in the States of Nevada or New York, but we have made such inquiries as we consider necessary to render the opinions expressed below to the extent that they involve the laws of Nevada and New York.

Xenonics Holdings, Inc.

April 22, 2010
     We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated below with respect to the issuance of the Securities.
     Based upon and subject to the foregoing and the additional qualifications, assumptions, and limitations set forth below, we are of the opinion that: (1) the Shares, when issued and sold against payment therefor as provided in the Securities Purchase Agreement and in accordance with the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable, (2) the Warrants, when issued and sold as provided in the Securities Purchase Agreement and in accordance with the Registration Statement, the Prospectus and the Prospectus Supplement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (3) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.
     With your consent, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete; (2) the Company is, and at all times will remain, duly organized, validly existing, and in good standing under the laws of the State of Nevada; (3) the Company at all times will reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of Warrant Shares pursuant to the Warrants; (4) in connection with each issuance of the Securities, the Company will duly execute and deliver stock certificates and warrant certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to Common Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (5) the Company’s offer and sale of the Securities, and compliance with the Securities Purchase Agreement and Warrants, will not violate any applicable law, rule, regulation, or public policy or any judgment, order, or decree of any court having jurisdiction over the Company; (6) the Company’s offer and sale of the Securities, and compliance with the Securities Purchase Agreement and Warrants, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Company’s Restated Articles of Incorporation nor its Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of the Securities to constitute a violation of the Restated Articles of Incorporation or Bylaws, as amended; (7) prior to the issuance of the Securities, the Company will obtain any and all required consents, approvals, and authorizations from, and will make any and all required registrations and filings with, applicable stock exchanges and other regulatory bodies and governmental authorities; and (8) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the

Xenonics Holdings, Inc.

April 22, 2010
documents have the legal capacity to do so. We have also assumed that the Registration Statement will remain effective at all times when any Securities are issued and sold.
     Our opinions expressed above are subject to, and limited and qualified by the effect of: (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws and court decisions relating to, limiting, or affecting the rights and remedies of creditors; (2) general principles of equity, whether considered in a proceeding in equity or at law (including, without limitation, the possible unavailability of the remedies of specific performance, injunctive relief, or any other equitable remedy), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court or arbitrator before which a proceeding is brought; (3) the unenforceability under certain circumstances of provisions relating to the indemnification of, or contribution to, a party with respect to liabilities incurred by such party including, without limitation, in connection with a violation of applicable securities laws; and (4) public policy considerations that may limit the rights of parties to obtain remedies. Furthermore, we express no opinion as to: (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) waivers of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (f) waivers of broadly or vaguely stated rights; (g) provisions for exclusivity, election or cumulation of rights or remedies; (h) provisions authorizing or validating conclusive or discretionary determinations; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (j) the severability, if invalid, of provisions to the foregoing effect.
     This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon by you for any other purpose. We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to a Current Report of the Company on Form 8-K to be filed on April 22, 2010. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ TroyGould PC

TROYGOULD PC